Exhibit 99.1

Assurant Reports Second Quarter 2024 Financial Results
Strong Second Quarter Earnings and EPS Growth With
Continued Strength in Global Housing

Company Increases 2024 Outlook to Deliver High Single-Digit Growth in Adjusted EBITDA with Low Double-Digit Adjusted EPS Growth, Both Ex. Catastrophes

ATLANTA, August 6, 2024 — Assurant, Inc. (NYSE: AIZ), a leading global business services company that supports, protects and connects major consumer purchases, today reported results for the second quarter ended June 30, 2024.

“Our second quarter and year-to-date results demonstrate the continued strength of our portfolio of businesses, led by strong performance in Global Housing. Our performance highlights the compelling products and services we provide to our clients and end-consumers as well as the attractiveness of Assurant as an investment. As we enter the second half of 2024, we will continue to strengthen our position as a market leader throughout our businesses by investing in new client partnerships and launching innovative solutions,” said Assurant President and CEO Keith Demmings.

“Given our strong year-to-date performance, we are increasing our 2024 enterprise outlook. We now expect Adjusted EBITDA to increase high single-digits and Adjusted earnings per share to grow low double-digits, both excluding reportable catastrophes. In addition, we expect to be on the high end of our $200-$300 million share repurchase range, reflecting our strong capital position and comprehensive catastrophe reinsurance program,” Demmings added.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

(Unaudited)	Q2'24	Q2'23	Change	6M'24	6M'23	Change
$ in millions, except per share data
GAAP net income	188.7	156.3	21%	425.1	269.9	58%
Adjusted EBITDA[1]	323.4	323.1	—%	694.1	566.0	23%
Adjusted EBITDA, ex. reportable catastrophes[2]	369.1	336.5	10%	752.8	629.8	20%

GAAP net income per diluted share	3.58	2.90	23%	8.05	5.01	61%
Adjusted earnings per diluted share[3]	4.08	3.89	5%	8.86	6.64	33%
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	4.77	4.09	17%	9.74	7.57	29%

Some of the metrics throughout this press release are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section.

Second Quarter 2024 Summary
•GAAP net income increased 21 percent to $188.7 million, compared to the prior year period, while net income per diluted share increased 23 percent to $3.58 versus the prior year period.
•Adjusted EBITDA, excluding reportable catastrophes2, increased 10 percent to $369.1 million, or 11 percent on a constant currency basis5.
•Adjusted earnings, excluding reportable catastrophes, per diluted share4, increased 17 percent to $4.77.
•Holding company liquidity was $735 million; returned $80 million to shareholders via share repurchases and common stock dividends.

2024 Outlook
The company now expects:
•Adjusted EBITDA, excluding reportable catastrophes6, to increase high single-digits, led by strong growth in Global Housing, with modest growth in Global Lifestyle.
•Adjusted earnings, excluding reportable catastrophes, per diluted share6, growth rate to increase low double-digits, excluding reportable catastrophes.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

Second Quarter 2024 Consolidated Results

(Unaudited)	Q2'24	Q2'23	Change	6M'24	6M'23	Change
$ in millions

GAAP net income	188.7	156.3	21%	425.1	269.9	58%

Adjusted EBITDA
Global Lifestyle	189.7	197.0	(4)%	397.4	395.9	—%
Global Housing	160.9	154.6	4%	353.4	223.0	58%
Corporate and Other	(27.2)	(28.5)	5%	(56.7)	(52.9)	(7)%
Adjusted EBITDA[1]	323.4	323.1	—%	694.1	566.0	23%
Reportable catastrophes	45.7	13.4		58.7	63.8
Adjusted EBITDA, ex. reportable catastrophes
Global Lifestyle[2]	189.9	197.0	(4)%	397.7	396.8	—%
Global Housing[2]	206.4	168.0	23%	411.8	285.9	44%
Corporate and Other	(27.2)	(28.5)	5%	(56.7)	(52.9)	(7)%
Adjusted EBITDA, ex. reportable catastrophes[2]	369.1	336.5	10%	752.8	629.8	20%
Note: Adjusted EBITDA of the Global Lifestyle, Global Housing and Corporate and Other segments is the segment measure of profitability in our GAAP financial statements and includes reportable catastrophes. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

Second Quarter 2024 Consolidated Results
•GAAP net income increased to $188.7 million, compared to second quarter 2023 of $156.3 million, primarily due to a lower after-tax loss from non-core operations and a lower effective tax rate.

•GAAP net income per diluted share increased to $3.58 compared to second quarter 2023 of $2.90. The increase was primarily driven by the factors noted above.

•Adjusted EBITDA1 was relatively flat at $323.4 million compared to the prior year period of $323.1 million. Results included $32.3 million of higher pre-tax reportable catastrophes. Excluding reportable catastrophes, Adjusted EBITDA2 increased 10 percent, or 11 percent on a constant currency basis5, to $369.1 million, primarily from higher top-line growth in Homeowners within Global Housing.

•Adjusted earnings, excluding reportable catastrophes, per diluted share4, increased 17 percent to $4.77 compared to the prior year period of $4.09, primarily from higher Global Housing earnings.

•Net earned premiums, fees and other income from the Global Lifestyle and Global Housing segments totaled $2.82 billion compared to $2.65 billion in second quarter 2023, up 6 percent, or 7 percent on a constant currency basis5, driven by growth across both segments.

Global Lifestyle

$ in millions	Q2'24	Q2'23	Change	6M'24	6M'23	Change
Adjusted EBITDA	189.7	197.0	(4)%	397.4	395.9	—%
Net earned premiums, fees and other income	2,183.5	2,108.9	4%	4,371.3	4,149.2	5%
•Adjusted EBITDA decreased 4 percent compared to second quarter 2023, or 2 percent on a constant currency basis5. The decrease was primarily driven by lower Global Automotive results from ongoing elevated claims costs from inflation and elevated losses within select ancillary products. Connected Living results decreased slightly mainly from investments in new client programs and capabilities, lower mobile trade-in volumes and unfavorable foreign exchange. This was partially offset by growth in global mobile device protection programs, including impacts from increased subscribers, and higher U.S. financial services profitability.

•Net earned premiums, fees and other income increased 4 percent compared to second quarter 2023, including on a constant currency basis5, primarily driven by Connected Living from mobile growth, including contributions from newly launched trade-in programs and global device protection programs.

Global Housing

$ in millions	Q2'24	Q2'23	Change	6M'24	6M'23	Change
Adjusted EBITDA	160.9	154.6	4%	353.4	223.0	58%
Reportable catastrophes	45.5	13.4		58.4	62.9
Adjusted EBITDA, ex. reportable catastrophes[2]	206.4	168.0	23%	411.8	285.9	44%
Net earned premiums, fees and other income	633.6	536.6	18%	1,205.8	1,041.9	16%
•Adjusted EBITDA increased 4 percent compared to second quarter 2023. Results included $32.1 million of higher pre-tax reportable catastrophes. Excluding reportable catastrophes, Adjusted EBITDA2 increased 23 percent, primarily from continued top-line growth within Homeowners, including higher policies in-force from new lender-placed programs and portfolios. Results also benefited from ongoing expense leverage from scale and operational efficiencies. The increase was partially offset by $10.7 million of unfavorable year-over-year net impact to prior period reserve development. Second quarter 2024 had $17 million of favorable development compared to $28 million in second quarter 2023.

•Net earned premiums, fees and other income increased 18 percent compared to second quarter 2023, mainly driven by Homeowners top-line growth, including growth in policies in-force and higher average premiums within lender-placed.

Corporate and Other

$ in millions	Q2'24	Q2'23	Change	6M'24	6M'23	Change
Adjusted EBITDA	(27.2)	(28.5)	5%	(56.7)	(52.9)	(7)%
•Adjusted EBITDA loss improved in second quarter 2024 compared to the prior year period, primarily driven by higher net investment income from higher asset levels and yields.

Holding Company Liquidity Position
•Holding company liquidity totaled $735 million as of June 30, 2024, or $510 million above the company’s targeted minimum level of $225 million.

Dividends paid by the operating segments to the holding company in second quarter 2024 totaled $142 million.

•Share repurchases and common stock dividends totaled $80 million in second quarter 2024. During second quarter 2024, Assurant repurchased approximately 234 thousand shares of common stock for $40 million and paid $40 million in common stock dividends. From July 1 through August 2, 2024, the company repurchased approximately 117 thousand shares for $20 million, with $575 million remaining under the current repurchase authorization.

2024 Company Outlook6
Note: Some of the metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

Based on current market conditions, for full year 2024, the company now expects:

$ in millions, except per share data	FY 2023	6M'24	2024 Outlook[6]
Adjusted EBITDA, ex. reportable catastrophes[2]	1,369.3	752.8	High single-digit growth
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	$17.13	$9.74	Low double-digit growth
•Adjusted EBITDA, excluding reportable catastrophes6, to increase by high single-digits, led by strong growth in Global Housing and modest growth in Global Lifestyle.
◦Global Housing Adjusted EBITDA, excluding reportable catastrophes6, to deliver strong growth, mainly driven by top-line growth in Homeowners, benefits from expense leverage and lower catastrophe reinsurance premiums. First half 2024 included $47 million of favorable prior year reserve development.
◦Global Lifestyle Adjusted EBITDA to increase modestly. The company continues to expect organic growth and improved profitability in Connected Living programs, partially offset by investments to support growth, including new client and program implementation expenses. We now expect Global Automotive to be flat to modestly down due to continued loss pressure from inflation and elevated losses in select ancillary products. Implemented rate actions are expected to drive improvement over time. We continue to monitor the impact from macroeconomic conditions, including inflation, foreign exchange and interest rate levels, which have impacted and may continue to impact the pace and timing of growth.
◦Corporate and Other Adjusted EBITDA loss to approximate $110 million.

•Adjusted earnings, excluding reportable catastrophes, per diluted share6 growth rate to increase by low double-digits. The company now expects a lower effective tax rate of approximately 19 to 21 percent, and continues to expect depreciation expense of approximately $130 million, interest expense of approximately $107 million and amortization of purchased intangible assets of approximately $70 million.

•Business segment dividends to approximate two-thirds of segment Adjusted EBITDA, including reportable catastrophes6. This is subject to the business and investment portfolio performance, and rating agency and regulatory capital requirements.

•Capital deployment priorities to focus on maintaining a strong financial position, supporting business growth by funding investments and M&A, and returning capital to shareholders through common stock dividends and share repurchases, subject to Board approval.

Earnings Conference Call
The second quarter 2024 earnings conference call and webcast will be held on Wednesday, August 7, 2024 at 8:00 a.m. E.T. The slide presentation used by management during the webcast includes supplemental information and will be available on Assurant’s Investor

Relations website prior to the conference call. The live and archived webcast, along with supplemental information, will also be available on Assurant’s Investor Relations website:
https://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 500 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other specialty products.

Learn more at assurant.com

Media Contact:
Stacie Sherer
Vice President, Corporate Communications
Phone: 917.420.0980
stacie.sherer@assurant.com
Investor Relations Contacts:
Rebekah Biondo
Deputy CFO
Phone: 786.374.7283
rebekah.biondo@assurant.com

Sean Moshier
Vice President, Investor Relations
Phone: 914.204.2253
sean.moshier@assurant.com

Matt Cafarchio
Director, Investor Relations
Phone: 484.356.4791
matt.cafarchio@assurant.com

Safe Harbor Statement
Some of the statements in this news release and its exhibits, including our outlook, business and financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “objective,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:
i.the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if they disintermediate us, or if those parties face financial, reputational or regulatory issues;
ii.significant competitive pressures, changes in customer preferences and disruption;
iii.the failure to execute our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce;
iv.the failure to find suitable acquisitions at attractive prices, integrate acquired businesses or divest of non-strategic businesses effectively or achieve organic growth;
v.our inability to recover should we experience a business continuity event;
vi.the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;
vii.risks related to our international operations;
viii.declines in the value and availability of mobile devices, and regulatory compliance or other risks in our mobile business;
ix.our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;
x.risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;
xi.the impact of catastrophe and non-catastrophe losses, including as a result of the current inflationary environment and climate change;
xii.negative publicity relating to our business, industry or clients;
xiii.the impact of general economic, financial market and political conditions (including the Israel-Hamas war) and conditions in the markets in which we operate, including the current inflationary environment;
xiv.the adequacy of reserves established for claims and our inability to accurately predict and price for claims and other costs;
xv.a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;
xvi.fluctuations in exchange rates, including in the current environment;
xvii.an impairment of goodwill or other intangible assets;
xviii.the failure to maintain effective internal control over financial reporting;
xix.unfavorable conditions in the capital and credit markets;
xx.a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;
xxi.an impairment in the value of our deferred tax assets;
xxii.the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;
xxiii.the credit risk of some of our agents, third-party administrators and clients;
xxiv.the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;
xxv.limitations in the analytical models we use to assist in our decision-making;
xxvi.the failure to effectively maintain and modernize our technology systems and infrastructure, or the failure to integrate those of acquired businesses;

xxvii.breaches of our technology systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyberattacks and as a result of working remotely;
xxviii.the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection and tax;
xxix.the impact of litigation and regulatory actions;
xxx.reductions or deferrals in the insurance premiums we charge;
xxxi.changes in insurance, tax and other regulations, including the Inflation Reduction Act of 2022;
xxxii.volatility in our common stock price and trading volume; and
xxxiii.employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission, including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

(1)Assurant uses Adjusted EBITDA as an important measure of the company’s operating performance. Assurant defines Adjusted EBITDA as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, non-core operations, restructuring costs related to strategic exit activities, Assurant Health runoff operations, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, as well as other highly variable or unusual items. The company believes this metric provides investors with an important measure of the company’s operating performance because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income. See Note 2 below for a full reconciliation.
(2)Adjusted EBITDA, Excluding Reportable Catastrophes: Assurant uses Adjusted EBITDA (defined above), excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s operating performance. The company believes this metric provides investors with an important measure of the company’s operating performance for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income.

(UNAUDITED)	2Q	2Q	6 Months	6 Months	12 Months
($ in millions)	2024	2023	2024	2023	2023
GAAP net income	$188.7	$156.3	$425.1	$269.9	$642.5
Less:
Interest expense	26.7	27.2	53.5	54.2	108.0
Provision for income taxes	44.2	48.0	100.7	81.5	164.3
Depreciation expense	30.0	25.4	60.6	51.8	109.3
Amortization of purchased intangible assets	17.3	18.7	34.9	37.4	77.9
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	19.6	20.0	28.4	30.6	68.7
Non-core operations	3.7	30.2	6.3	42.4	50.4
Restructuring costs	1.2	(1.3)	1.2	5.1	34.3
Assurant Health runoff operations	—	—	(0.4)	(7.5)	(6.9)
Other adjustments(1)	(8.0)	(1.4)	(16.2)	0.6	9.0
Adjusted EBITDA	323.4	323.1	694.1	566.0	1,257.5
Reportable catastrophes	45.7	13.4	58.7	63.8	111.8
Adjusted EBITDA, excluding reportable catastrophes	$369.1	$336.5	$752.8	$629.8	$1,369.3
(1)Additional details about the components of Other adjustments and other key financial metrics throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(UNAUDITED)	2Q 2024		2Q 2023
	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$189.7	$160.9	$197.0	$154.6
Reportable catastrophes	0.2	45.5	—	13.4
Adjusted EBITDA, excluding reportable catastrophes	$189.9	$206.4	$197.0	$168.0

(UNAUDITED)	6 Months 2024		6 Months 2023
	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$397.4	$353.4	$395.9	$223.0
Reportable catastrophes	0.3	58.4	0.9	62.9
Adjusted EBITDA, excluding reportable catastrophes	$397.7	$411.8	$396.8	$285.9

(3)Adjusted Earnings per Diluted Share: Assurant uses Adjusted earnings per diluted share as an important measure of the company’s stockholder value. Assurant defines Adjusted earnings per diluted share as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, non-core operations, restructuring costs related to strategic exit activities, Assurant Health runoff operations, as well as other highly variable or unusual items, divided by the weighted average diluted shares outstanding. The company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income per diluted share, defined as net income, divided by the weighted average diluted shares outstanding. See Note 4 below for a full reconciliation.

(4)Adjusted Earnings, Excluding Reportable Catastrophes, per Diluted Share: Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share (each as defined above) as another important measure of the company's stockholder value. The company believes this metric provides investors with an important measure of stockholder value for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income per diluted share (defined above).

(UNAUDITED)	2Q	2Q	6 Months	6 Months	12 Months
($ in millions)	2024	2023	2024	2023	2023
GAAP net income	$188.7	$156.3	$425.1	$269.9	$642.5
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	19.6	20.0	28.4	30.6	68.7
Amortization of purchased intangible assets	17.3	18.7	34.9	37.4	77.9
Non-core operations	3.7	30.2	6.3	42.4	50.4
Restructuring costs	1.2	(1.3)	1.2	5.1	34.3
Assurant Health runoff operations	—	—	(0.4)	(7.5)	(6.9)
Other adjustments	(8.0)	(1.4)	(16.2)	0.6	9.0
Benefit for income taxes	(7.2)	(13.0)	(11.4)	(21.1)	(43.0)
Adjusted earnings	215.3	209.5	467.9	357.4	832.9
Reportable catastrophes, pre-tax	45.7	13.4	58.7	63.8	111.8
Tax impact of reportable catastrophes	(9.6)	(2.8)	(12.3)	(13.4)	(23.5)
Adjusted earnings, excluding reportable catastrophes	$251.4	$220.1	$514.3	$407.8	$921.2

(UNAUDITED)	2Q	2Q	6 Months	6 Months	12 Months
	2024	2023	2024	2023	2023
GAAP net income per diluted share(1)	$3.58	$2.90	$8.05	$5.01	$11.95
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	0.37	0.37	0.54	0.57	1.28
Amortization of purchased intangible assets	0.33	0.35	0.66	0.69	1.45
Non-core operations	0.07	0.56	0.12	0.79	0.94
Restructuring costs	0.02	(0.03)	0.02	0.09	0.64
Assurant Health runoff operations	—	—	(0.01)	(0.14)	(0.13)
Other adjustments	(0.16)	(0.02)	(0.31)	0.01	0.16
Benefit for income taxes	(0.13)	(0.24)	(0.21)	(0.38)	(0.80)
Adjusted earnings, per diluted share	4.08	3.89	8.86	6.64	15.49
Reportable catastrophes, pre-tax	0.87	0.25	1.11	1.18	2.08
Tax impact of reportable catastrophes	(0.18)	(0.05)	(0.23)	(0.25)	(0.44)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$4.77	$4.09	$9.74	$7.57	$17.13
(1)Information on the share counts used in the per share calculations throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(5)Constant Currency: Represents a non-GAAP financial measure. Excludes the impact of changes in foreign currency exchange rates used in the translation of the income statement because they can be volatile. These amounts are calculated by translating the comparable prior period results at the weighted average foreign currency exchange rates used in the current period, and it excludes the impact of foreign exchange transaction gains (losses) associated with the remeasurement of non-functional currencies. The company believes this information allows investors to identify the significance of changes in foreign currency exchange rates in period-to-period comparisons.

(UNAUDITED)	Constant Currency
2Q 2024
Percentage change in Global Lifestyle and Global Housing net earned premiums, fees and other income:
Including FX impact	6.5%
FX impact	(0.3)%
Excluding FX impact	6.8%

Percentage change in Global Lifestyle net earned premiums, fees and other income:
Including FX impact	3.5%
FX impact	(0.5)%
Excluding FX impact	4.0%

Percentage change in GAAP net income, including FX impact	20.7%
Percentage change in Adjusted EBITDA, including FX impact	0.1%
Percentage change in Adjusted EBITDA, excluding reportable catastrophes:
Including FX impact	9.7%
FX impact	(0.8)%
Excluding FX impact	10.5%

Percentage change in Global Lifestyle Adjusted EBITDA:
Including FX impact	(3.7)%
FX impact	(1.4)%
Excluding FX impact	(2.3)%

(6)The company outlook for Adjusted earnings, excluding reportable catastrophes, per diluted share and Adjusted EBITDA, excluding reportable catastrophes, for Assurant and Global Housing, each constitute forward-looking non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile such forward-looking non-GAAP financial measures to the most comparable GAAP measure, the probable significance of which cannot be determined. The company is able to quantify a full-year estimate of depreciation expense, interest expense and amortization of purchased intangible assets, each on a pre-tax basis, and the estimated effective tax rate, which are expected to be approximately $130 million, $107 million, $70 million and 19 to 21 percent, respectively. Business segment dividends include a $155 million assumed annual catastrophe load as of February 6, 2024. Other GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation.

Assurant, Inc.
Consolidated Statement of Operations (unaudited)
Three and Six Months Ended June 30, 2024 and 2023

	2Q		6 Months
	2024	2023	2024	2023
($ in millions except number of shares and per share amounts)
Revenues
Net earned premiums	$2,444.6	$2,343.0	$4,821.1	$4,608.5
Fees and other income	375.2	295.7	760.9	578.4
Net investment income	124.7	112.9	251.4	218.1
Net realized losses on investments and fair value changes to equity securities	(19.6)	(20.0)	(28.4)	(30.6)
Total revenues	2,924.9	2,731.6	5,805.0	5,374.4
Benefits, losses and expenses
Policyholder benefits	696.1	632.5	1,319.2	1,278.1
Underwriting, selling, general and administrative expenses	1,969.2	1,867.6	3,906.5	3,690.8
Interest expense	26.7	27.2	53.5	54.2
Gain on extinguishment of debt	—	—	—	(0.1)
Total benefits, losses and expenses	2,692.0	2,527.3	5,279.2	5,023.0
Income before provision for income taxes	232.9	204.3	525.8	351.4
Provision for income taxes	44.2	48.0	100.7	81.5
Net income	$188.7	$156.3	$425.1	$269.9

Net income per share:
Basic	$3.59	$2.91	$8.09	$5.03
Diluted	$3.58	$2.90	$8.05	$5.01

Common stock dividends per share	$0.72	$0.70	$1.44	$1.40

Share data:
Basic weighted average shares outstanding	52,500,727	53,745,611	52,516,296	53,619,711

Diluted weighted average shares outstanding	52,717,736	53,889,682	52,814,956	53,843,035

Assurant, Inc.
Consolidated Condensed Balance Sheets (unaudited)
At June 30, 2024 and December 31, 2023

	June 30,	December 31,
	2024	2023
	($ in millions)
Assets
Investments and cash and cash equivalents	$10,238.0	$9,848.3
Reinsurance recoverables	6,727.9	6,649.2
Deferred acquisition costs	10,041.0	9,967.2
Goodwill	2,618.4	2,608.8
Value of business acquired	20.8	83.9
Other assets	4,126.9	4,477.8
Total assets	$33,773.0	$33,635.2

Liabilities
Policyholder benefits and claims payable	$2,626.7	$2,476.4
Unearned premiums	20,245.3	20,110.4
Debt	2,081.8	2,080.6
Accounts payable and other liabilities	3,814.9	4,158.3
Total liabilities	28,768.7	28,825.7

Stockholders’ equity
Equity, excluding accumulated other comprehensive loss	5,857.0	5,574.5
Accumulated other comprehensive loss	(852.7)	(765.0)
Total equity	5,004.3	4,809.5
Total liabilities and equity	$33,773.0	$33,635.2